Exhibit 10.4

RADIUS GLOBAL INFRASTRUCTURE, INC.

2022 EQUITY INCENTIVE PLAN

(as amended and restated May 26, 2022)

SECTION 1.Purpose

The purpose of this Radius Global Infrastructure, Inc. 2022 Equity Incentive Plan, as amended and restated (the “Plan”), is to give the Company (as defined below) a competitive advantage in attracting, retaining, rewarding and motivating officers, employees, directors, advisors and/or consultants, and to provide the Company and its Subsidiaries and Affiliates (each, as defined below) with a stock plan providing incentives directly linked to shareholder value and the opportunity to earn other incentive awards payable in cash. The Plan is intended to amend and restate the plan as adopted by the Board (as defined below) on February 10, 2020 and amended April 20, 2020 and October 2, 2020.

SECTION 2.Definitions

For purposes of the Plan, the following terms are defined as set forth below.

(a)“Affiliate” means a corporation or other entity directly or indirectly Controlled by, Controlling or under common Control with, the Company.

(b)“Applicable Exchange” means the London Stock Exchange or such other securities exchange, if any, as may at the applicable time be the principal market for the Class A Shares.

(c)“Award” means an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, other equity-based Award (including fully vested Shares) or Cash Incentive Award, in each case, granted under the Plan.

(d)“Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award, which may (but need not) require execution or acknowledgement by the Participant.

(e)“Beneficial Owner” means, with respect to any security, a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power, which includes the power to vote, or to direct the voting of, such security or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security.

(f)“Board” means the Board of Directors of the Company.

(g)“Cause” means, unless otherwise provided in an Award Agreement, “Cause” as defined in any Individual Agreement to which the applicable Participant is a party. If there is no such Individual Agreement or if it does not define Cause, then “Cause” means (i) willful misconduct or gross negligence in the execution of the Participant’s duties as assigned by the Company or an Affiliate, (ii) any material violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or an Affiliate, if any, or of any written policies of the Company or its Subsidiaries, (iii) any material violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or an Affiliate, (iv) any material act by the Participant of dishonesty or bad faith with respect to the Company or an Affiliate, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance in any material respects or (vi) the commission by the Participant of any act or conviction of, or plea of guilty or nolo contendere to, a misdemeanor or a felony involving fraud or moral turpitude.  The good faith determination by the Committee of whether the Participant is deemed to incur a Termination of Employment by the Company for “Cause” shall be final and binding for all purposes hereunder.

(h)“Cash Incentive Award” means an Award under Section 10 that has a value set by the Committee, which value shall be payable to the Participant in cash.

(i)“Change in Control” means, except as otherwise provided in an applicable Award Agreement, the occurrence of any of the following events:

(i)any “person” or “group” (within the meaning of Sections 13(d) of the Exchange Act (excluding (A) William Berkman, any of his Permitted Transferees (as defined in the Shareholder Agreement) or any Affiliate of William Berkman (a “Berkman Party”), (B) any “group” (as defined in Section 13(d)(3) of the Exchange Act), other than an Excluded Group, of which a Berkman Party is a member, (C) any “person” in which the Berkman Parties, in the aggregate, hold more than 50% of the direct or indirect pecuniary interests and (D) any other “person” or “group” who, on the date of the consummation of the Merger, is the Beneficial Owner of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities) becomes the Beneficial Owner of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities;

(ii) (A) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or (B) there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than a sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or other disposition;

(iii)there is consummated a merger or consolidation of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (A) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (B) all or substantially all of the Persons who were the respective Beneficial Owners of the voting securities of the Company immediately prior to such merger or consolidation are not the Beneficial Owners, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation in substantially the same proportions as their ownership of the Company immediately prior to such merger or consolidation; or

(iv)during any period of two (2) consecutive years (not including any period prior to the Effective Date) a majority of the number of directors of the Company then serving is not comprised of: (A) individuals who were directors of the Company on the date of the consummation of the Merger, (B) the Founder Directors (as defined in the Company’s First Amended and Restated Memorandum and Articles of Association or the Company’s Certificate of Incorporation) and/or (C) any other director whose appointment or election to the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors referred to in the foregoing clauses (A) and (B) of this clause.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock and the preferred shares, no par value, of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(j)“Class A Shares” means (A) at any time prior to the Domestication, ordinary shares, no par value per share, of the Company, or (B) at any time after the Domestication, shares of Class A common stock of the Company or, in each case, such other securities of the Company into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction.

(k)“Class B Shares” means (A) at any time prior to the Domestication, Class B ordinary shares, no par value per share, of the Company, or (B) at any time after the Domestication, shares of Class B common stock of the Company or, in each case, such other securities of the Company into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction.

(l) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(m)“Commission” means the Securities and Exchange Commission or any successor agency.

(n)“Committee” has the meaning set forth in Section 3(a).

(o)“Common Stock” means, collectively, the Class A Shares and the Class B Shares.

(p)“Company” means Radius Global Infrastructure, Inc. (previously known as Landscape Acquisition Holdings Limited and Digital Landscape Group, Inc.), a company organized under the laws of the Delaware, or any successor thereto.

(q)“Control” means the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise (and Controlled and Controlling shall be construed accordingly).

(r)“Direct Exchange” shall have the meaning set forth in the Operating Agreement.

(s)“Disability” means (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define “Disability,” a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee; provided, however, that in all cases, if an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) and payment of such amount is intended to be triggered pursuant to Section 409A(a)(ii) of the Code by a Participant’s disability, such term shall mean that the Participant is considered “disabled” within the meaning of Section 409A of the Code.

(t)“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(u)“Domestication” means the change to the jurisdiction of incorporation of the Company from the British Virgin Islands to the State of Delaware.

(v) “Effective Date” has the meaning set forth in Section 14(a).

(w)“Eligible Individuals” means directors, officers, employees, advisors, and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

(x) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(y)“Exercise Price” means (i) in the case of an Option, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (ii) in the case of a Stock Appreciation Right, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.

(z)“Excluded Group” shall mean a “group” within the meaning of Section 13(d)(3) of the Exchange Act of which William Berkman is a member (i) as a result of Mr. Berkman entering into a voting agreement or other similar agreement with respect to voting securities of the Company in connection with a transaction that would otherwise constitute a Change in Control of the Company that is approved by the Board and which voting or similar agreement Mr. Berkman entered into with the approval of the Board or (ii) as a result of the fact that William Berkman indirectly holds or shares dispositive power over voting securities of the Company but neither he nor any Berkman Party has or shares any direct or indirect voting control over such voting securities of the Company or over the voting securities of the entity that directly or indirectly holds or has or shares voting control over such voting securities of the Company.

(aa)“Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (i) with respect to any property other than Class A Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to Class A Shares, as of any date, (A) either (x) the closing per share sales price of the Class A Shares as reported by the Applicable Exchange for such date or, if there were no sales on such date, on the closest preceding date on which there were sales of Class A Shares or (y) any other price or prices (including a mean of such prices) of Class A Common Stock as reported on the Applicable Exchange as determined by the Committee in its discretion, provided that, in the case of Options and Stock Appreciation Rights, such determination shall be in accordance with Treas. Reg. Section 1.409A-1(b)(5)(iv), or (B) in the event there shall be no public market for the Class A Shares on such date, the fair market value of the Class A Shares as determined in good faith by the Committee.

(bb) “GAAP” means United States generally accepted accounting principles in the United States.

(cc) “Incentive Stock Option” means an Option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

(dd)“Individual Agreement” means a written employment, retention, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

(ee)“Initial Series A LTIP Grant” shall have the same meaning set forth in Section 4(a)(iii).

(ff)“Initial Series B LTIP Grant” shall have the same meaning set forth in Section 4(a)(iii).

(gg)“LTIP Unit” shall have the meaning set forth in the Operating Agreement.

(hh)“Merger” shall mean the merger contemplated under that certain Agreement and Plan of Merger, dated as of November 19, 2019, among the Company, Associated Partners, L.P., OpCo and certain other parties.

(ii)“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(jj)“Non-Economic Share” means a Class B Share or a Series B Preferred Share.

(kk)“OpCo” means APW OpCo LLC, a Delaware limited liability company.

(ll)“Operating Agreement” means the Second Amended and Restated Limited Liability Company Agreement of OpCo, as amended from time to time.

(mm)“Option” means an option to purchase Shares that is granted under Section 6(a).

(nn)“Participant” means an Eligible Individual to whom an Award is or has been granted.

(oo)“Performance Goals” means the performance goals established by the Committee in connection with the grant of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, other stock-based Awards or Cash Incentive Awards.

(pp)“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

(qq)“Plan” has the meaning set forth in the first paragraph of Section 1.

(rr) “Redeemed Units” shall have the meaning set forth in the Operating Agreement.

(ss)“Redemption” shall have the meaning set forth in the Operating Agreement.

(tt)“Restricted Stock” means a Share that is granted under Section 7 that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

(uu)“Series A LTIP Unit” shall have the meaning set forth in the Operating Agreement.

(vv)“Series B LTIP Unit” shall have the meaning set forth in the Operating Agreement.

(ww)“Series B Preferred Shares” means (i) at any time prior to the Domestication, the Series B founder preferred shares, no par value, of the Company, as specified in the First Amended and Restated Memorandum and Articles of Association of the Company or (ii) at any time after the Domestication, the series of preferred stock of the Company designated as “Series B Founder Preferred Stock” of the Company or, in each case, such other securities of the Company into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction.

(xx)“Share” means a Class A Share, Class B Share or Series B Preferred Share.  Unless otherwise specifically provided in the Award Agreement, all Shares in respect of any Award shall be Class A Shares.

(yy)“Share Settlement” shall have the meaning set forth in the Operating Agreement.

(zz)“Shareholder Agreement” means that certain Shareholder Agreement by and among the Company, TOMS Acquisition II LLC and certain other parties, as amended from time to time.

(aaa)“Stock Appreciation Right” means a stock appreciation right Award that is granted under Section 6(b) and that, subject to Section 15, represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the Stock Appreciation Right, subject to the terms of the applicable Award Agreement.

(bbb)“Stock Unit” means a stock unit Award that is granted under Section 8 and is designated as such in the applicable Award Agreement and that, subject to Section 15, represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

(ccc)“Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or economic interest is owned, directly or indirectly, by the Company.

(ddd)“Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(eee)“Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates may, in the Committee’s sole discretion, be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Neither a temporary absence from employment because of illness, vacation or leave of absence nor a transfer among the Company and its Subsidiaries and Affiliates shall be considered a Termination of Employment. Notwithstanding the foregoing, if an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) and payment of such amount is intended to be triggered pursuant to Section 409A(a)(i) of the Code by a Participant’s separation from service, such term shall mean that the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code.

SECTION 3.Administration

(a)Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board; provided that, to the extent necessary to comply with the rules of the Applicable Exchange and any other applicable laws or rules, each member of the Committee shall meet the independence requirements of the Applicable Exchange or such other applicable laws or rules. Notwithstanding the foregoing, in no event shall any action taken by the Committee be considered void or be considered an act in contravention of the terms of the Plan solely as a result of the failure by one or more members of the Committee to satisfy the requirements set forth in the immediately preceding sentence. The Committee shall, subject to Section 12, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(i)to select the Eligible Individuals, either individually or collectively, to whom Awards may from time to time be granted;

(ii)to determine whether and to what extent, Options, Stock Appreciation Rights, Restricted Stock, Stock Units, other stock-based Awards, Cash Incentive Awards, or any combination thereof, are to be granted hereunder;

(iii)to determine the number and class of Shares (if any) to be covered by each Award granted hereunder;

(iv)to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(v)to determine the vesting schedules of Awards and, if certain Performance Goals must be attained in order for an Award to be granted, vest or be settled or paid, establish such Performance Goals and determine whether, and to what extent, such Performance Goals have been attained;

(vi)to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

(vii)to accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards;

(viii)subject to Section 14, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

(ix)to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(x)to interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto);

(xi)to establish policies relating to restrictions on the exercise of Awards and sales of Shares acquired pursuant to Awards that the Committee, in its sole discretion, deems necessary or advisable to satisfy any applicable law, rule or regulation (including, without limitation, any applicable law relating to insider trading); and

(xii)to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b)Procedures.

(i)The Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange, and subject to Section 12, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any officer or officers of the Company selected by it; provided, however, that in the case of any Awards held by any Participant who is an “executive officer” of the Company (within the meaning of Rule 3b-7 under the Exchange Act) or is a member of the Board, such responsibilities and powers shall not be delegated and actions with respect thereto shall only be taken with the approval of a majority of the members of the Committee or of the full Board.

(ii)Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c)Discretion of Committee. Except as otherwise set forth in any applicable Award Agreement or Individual Agreement, (i) any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter and (ii) all decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

(d)Award Agreements. In the case of each Award other than a Cash Incentive Award, the terms and conditions of such Award, as determined by the Committee, shall be set forth in a written Award Agreement, which shall be delivered to the Participant receiving such Award upon, or promptly following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 14 or as otherwise set forth in the applicable Award Agreement.

SECTION 4.Shares and Cash Available Pursuant to the Plan

(a)Maximum Number of Shares.

(i) Subject to adjustment as provided in Section 4(c), the maximum number of Shares that may be issued or paid under or with respect to all Awards (considered in the aggregate) granted under the Plan shall be equal to Twenty-Five Million (25,000,000), in the aggregate. To the extent any Shares covered by an Award are not delivered to a Participant because all or a portion of the Award is forfeited, canceled or is settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. To the extent any Shares covered by an Award are not delivered to a Participant because the Shares are withheld or tendered (by actual delivery or by attestation) to the Company, in either case, to satisfy the applicable tax withholding obligation or in payment of the exercise price of the Award, such Shares shall be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Upon exercise of a stock-settled Stock Appreciation Right, each such stock-settled Stock Appreciation Right originally granted shall be counted as one Share against the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan, regardless of the number of Shares actually delivered upon settlement of such stock-settled Stock Appreciation Right.  Except as otherwise set forth in Section 4(a)(ii), all Shares available under the Plan shall be available for any type of Award, except that the maximum number of Shares that may be subject to Incentive Stock Options granted under the Plan shall be Twenty-Five Million (25,000,000), subject to adjustment as provided in Section 4(c).

(ii)All Class B Shares available under the Plan shall only be available for issuance in tandem with an equal number of Series A LTIP Units or upon the conversion of Series B Preferred Shares.  All Series B Preferred Shares available under the Plan shall only be available for issuance in tandem with an equal number of Series B LTIP Units granted by OpCo pursuant to the Initial Series B LTIP Grant.  Upon the grant of LTIP Units to a Participant, an equal number of Non-Economic Shares shall be issued in tandem with such LTIP Unit, which Non-Economic Shares shall be subject to the same vesting terms and conditions (if any) as the corresponding LTIP Units.  Upon issuance, each Non-Economic Share that is issued in tandem with an LTIP Unit shall reduce the number of Shares available for issuance under the Plan on a one-for-one basis.  In the event that an LTIP Unit (and corresponding Non-Economic Share) is forfeited, consistent with Section 4(a)(i), such Non-Economic Share shall be added back to the Shares available for issuance under the Plan on a one-for-one basis.  Simultaneously with a Redemption or Direct Exchange, the Participant shall surrender to the Company, and the Company shall cancel for no consideration, a number of Non-Economic Shares registered in the name of the Participant equal to the number of Redeemed Units in accordance with Section 11.04(b) of the Operating Agreement.  Upon issuance of Class A Shares in a Share Settlement, the number of Shares available for issuance under the Plan shall be reduced by each Class A Share that has been issued and, simultaneously, shall be increased by each Non-Economic Share that has been canceled, in each case on a one-for-one basis, so that the net impact on the number of Shares available pursuant to the Plan of such cancelation of Non-Economic Shares and issuance of Class A Shares shall be neutral.

(iii)Upon the closing of the Merger, the following shall occur: (x) Five Million Four Hundred Thousand (5,400,000) Series A LTIP Units (such grant of Series A LTIP Units, the “Initial Series A LTIP Grant”) shall be granted by OpCo, in tandem with an equal amount of Class B Shares of Restricted Stock that shall be granted by the Company, to certain Participants in accordance with the applicable Award Agreements among the Company, OpCo and the Participant named therein, and (y) One Million Three Hundred and Eighty Six Thousand and Thirty Three (1,386,033) Series B LTIP Units (such grant of Series B LTIP Units, the “Initial Series B LTIP Grant”) shall be granted by OpCo, in tandem with an equal amount of Series B Preferred Shares of Restricted Stock shall be granted by the Company, to certain Participants in accordance with the Award Agreement among the Company, OpCo and the Participant named therein.

(b)Maximum Shares and Cash per Non-Employee Director.  Subject to adjustment as provided in Section 4(c), (i) with respect to any Restricted Stock Awards, Stock Unit Awards and other stock-based Awards (including fully vested Shares) (which Awards shall be deemed to have a value equal to the per-share Fair Market Value on the applicable grant date), no more than Two Hundred Thousand (200,000) Shares may be subject to such Awards granted to any one non-employee director in any fiscal year of the Company under the Plan, which Awards may be settled in Shares or in cash based on the per share Fair Market Value as of the relevant payment or settlement date and (ii) in the case of all Awards other than those described in (i), including cash retainer fees, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to such Awards to any one non-employee director in any fiscal year of the Company shall be equal to Two Million Dollars ($2,000,000).  Notwithstanding the foregoing, the Independent Directors (within the meaning of the Operating Agreement), by action as a majority of such directors, may make exceptions to this limit for a non-executive Chairman of the Board so long as such non-executive Chairman does not participate in the decision to award such compensation.

(c)Adjustment Provisions. (i) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off or any other event that constitutes an “equity restructuring” within the meaning of GAAP with respect to Shares, the Committee shall, in the manner determined appropriate or desirable by the Committee, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan, including (1) the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan and (2) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan to any non-employee director in any fiscal year of the Company, in each case, as provided in Sections 4(a) and 4(b), and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price, if applicable, with respect to any Award.

(i)In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem appropriate or desirable, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (X) the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan and (Y) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan to any non-employee director in any fiscal year of the Company, in each case, as provided in Sections 4(a) and 4(b), and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (Y) the Exercise Price, if applicable, with respect to any Award; (B) if deemed appropriate or desirable by the Committee, make provision for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion (it being understood that in the case of a transaction with respect to which shareholders of Class A Shares receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall, for this purpose, be deemed to equal the excess, if any, of the value of the per Share consideration being paid for the Class A Shares pursuant to such transaction over the Exercise Price of such Option or Stock Appreciation Right and shall conclusively be deemed valid); (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or Stock Appreciation Right having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or Stock Appreciation Right without any payment or consideration therefor; and (D) if deemed appropriate or desirable by the Committee, in connection with any Disaffiliation, arrange for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(ii)Notwithstanding any provision of the Plan to the contrary, in the event of any replacement of any Award in respect of Series B Preferred Shares, the securities underlying such replacement Award shall retain voting rights in respect of all classes of the Company’s stock that are not less than the Series B Preferred Shares underlying the Award that was replaced.

(d)Substitute Awards. Subject to the restrictions on “repricing” of Options and Stock Appreciation Rights as set forth in Section 6(c), Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the maximum number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the maximum number of Shares available for Awards under the Plan; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the maximum number of Shares available for Incentive Stock Options under the Plan.

(e)Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares held by a Subsidiary, as determined by the Committee in its discretion.

SECTION 5.Eligibility

Awards may be granted under the Plan to Eligible Individuals.

SECTION 6.Options and Stock Appreciation Rights

(a)Options. Options may be granted on such terms and in such form as the Committee may from time to time determine in its sole discretion, which shall not be inconsistent with the provisions of the Plan, but which need not be identical from Option to Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.

(b)Stock Appreciation Rights. Stock Appreciation Rights under the Plan may be granted on such terms and in such form as the Committee may from time to time determine in its sole discretion, which shall not be inconsistent with the provisions of the Plan, but which need not be identical from Stock Appreciation Right to Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the Exercise Price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash, Shares or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c)Exercise Price. The Exercise Price subject to an Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the applicable grant date; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. In no event may any Option or Stock Appreciation Right granted under the Plan (i) be amended to decrease the Exercise Price thereof, (ii) be cancelled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or Stock Appreciation Right or any Restricted Stock, Stock Unit, other equity-based Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, unless, in the case of each of the foregoing clauses (i), (ii) and (iii), such amendment, cancellation, or action is specifically approved by the Company’s shareholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or Stock Appreciation Right that is made in accordance with Section 4(c) shall not be considered a reduction in Exercise Price or “repricing” of such Option or Stock Appreciation Right.

(d)Term. The Term of each Option and Stock Appreciation Right shall be fixed by the Committee at the time of grant; provided that in no event may any Option or Stock Appreciation Right have a Term of more than ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(e)Vesting and Exercisability. Except as otherwise provided herein, Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Stock Appreciation Right will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the vesting and/or exercisability of any Option or Stock Appreciation Right.

(f)Method of Exercise. Subject to the provisions of this Section 6, Options and Stock Appreciation Rights may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company specifying the number of Shares as to which the Option or Stock Appreciation Right is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Stock Appreciation Right relating to no less than the lesser of the number of Shares then subject to such Option or Stock Appreciation Right or 50 Shares; provided, further, that, unless otherwise permitted by the Committee, Options and Stock Appreciation Rights may only be exercised to the extent that they have previously vested. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of Shares multiplied by the applicable Exercise Price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

(i)Payments may be made in the form of unrestricted Shares (by delivery of such Shares or by attestation) of the same class as the Shares subject to the Option already owned by the Participant (based on the Fair Market Value of the Shares on the date the Option is exercised).

(ii)To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

(iii)Payment may be made by instructing the Committee to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Shares on the date the applicable Option is exercised) equal to the product of (A) the Exercise Price multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

(g)Delivery; Rights of Shareholders. No Shares shall be delivered pursuant to the exercise of an Option until the Exercise Price therefor has been fully paid and applicable taxes have been withheld. Subject to Section 18(a), the applicable Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 18(a), (iii) in the case of an Option, has paid in full for such Shares and any federal, state, local and foreign income and employment taxes required to be withheld, and (iv) has been entered into the Company’s register of members or any other stock records with respect to such Shares.

(h)Terminations of Employment. Subject to Section 11(a) and except as set forth in the applicable Award Agreement or as otherwise determined by the Committee in its discretion, a Participant’s Options and Stock Appreciation Rights shall be forfeited upon such Participant’s Termination of Employment.

SECTION 7.Restricted Stock

(a)Nature of Awards and Certificates. Awards of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Awards of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Radius Global Infrastructure, Inc. 2020 Equity Incentive Plan, as amended and restated (the “Plan”), and an Award Agreement (the “Agreement”), as well as the terms and conditions of applicable law. Copies of such Plan and Agreement are on file at the offices of Radius Global Infrastructure, Inc.”

The Committee may require that the certificates evidencing title of such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(b)Terms and Conditions. Awards of Restricted Stock shall be subject to the following terms and conditions:

(i)The Committee may condition the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or upon the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including, without limitation, any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions.

(ii)Subject to the provisions of the Plan and except as set forth in the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such Participant’s continued service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber such Shares of Restricted Stock.

(iii)Except as provided in this Section 7 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 18(f), (A) cash dividends on the class or series of Shares that is the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 4(c), dividends payable in Shares shall be paid in the form of Restricted Stock of the same class as the Shares with respect to which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

(iv)Except as otherwise set forth in the applicable Award Agreement, any Individual Agreement or Section 11(a), upon a Participant’s Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all Awards of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Shares of Restricted Stock.

(v)If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 8.Stock Units

(a)Nature of Award. Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Stock Units, either by delivery of Shares to the Participant or by the payment of cash based upon the Fair Market Value of a specified number of Shares.

(b)Terms and Conditions. Stock Units shall be subject to the following terms and conditions:

(i)The Committee may condition the vesting of Stock Units upon the attainment of Performance Goals or upon the continued service of the Participant. The conditions for grant or vesting and the other provisions of Stock Unit Awards (including, without limitation, any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions. An Award of Stock Units shall be settled as and when the Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.

(ii)Subject to the provisions of the Plan and except as set forth in the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Stock Unit Award for which such Participant’s continued service is required (the “Stock Unit Restriction Period”), and until the later of (A) the expiration of the Stock Unit Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Stock Units.

(iii)The Award Agreement for Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Shares or other property corresponding to the dividends payable on the Shares (subject to Section 18(f) below).

(iv)Except as otherwise set forth in the applicable Award Agreement, any Individual Agreement or Section 11(a), upon a Participant’s Termination of Employment for any reason during the Stock Unit Restriction Period or before the applicable Performance Goals are satisfied, all Stock Units still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Stock Units.

SECTION 9.Other Equity-Based Awards

Subject to the provisions of the Plan, other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Shares (including, without limitation, fully vested Shares, dividend equivalents, and convertible debentures), may be granted under the Plan upon the terms and conditions specified by the Committee.  LTIP Units that are granted in tandem with Non-Economic Shares or are exchangeable for Shares will be considered other equity-based Awards for purposes of the Plan.

SECTION 10.Cash Incentive Awards

Subject to the provisions of the Plan, the Committee shall have the authority to grant Cash Incentive Awards. Subject to Section 4(a), the Committee shall establish Cash Incentive Award levels to determine the amount payable upon the attainment of the applicable Performance Goals.

SECTION 11.Change in Control Provision

(a)Impact of Event.  In the event of a Change in Control, except to the extent otherwise provided in an applicable Award Agreement, all Awards that are outstanding and unvested as of immediately prior to a Change in Control (after giving effect to any action by the Committee pursuant to Section 4(c)) shall remain outstanding and unvested immediately thereafter; provided, however, that, immediately upon the involuntary Termination of Employment of a Participant, other than (x) for Cause or (y) due to the Participant’s death or Disability, during the 12-month period following a Change in Control, all Awards then-held by such Participant shall be treated as follows:

(i)any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested shall become fully exercisable and vested;

(ii)the restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable;

(iii)all Stock Units shall vest in full and be immediately settled; and

(iv)all other outstanding Awards (i.e., other than Options, Stock Appreciation Rights, Restricted Stock and Stock Units) shall become exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse.

(b)Substitution or Assumption.  Notwithstanding Section 11(a) and except to the extent otherwise provided in an applicable Award Agreement, and except as provided in Section 11(c), in the event of a Change in Control, unless provision is made in connection with the Change in Control for assumption or continuation of Awards previously granted or substitution of such Awards for new awards covering shares of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and, if applicable, Exercise Prices and Performance Goals, in each case, that the Committee determines will preserve the material terms and conditions of such Awards as in effect immediately prior to the Change in Control (including, without limitation, with respect to the vesting schedules, the intrinsic value of the awards (if any) as of the Change in Control, difficulty of achieving Performance Goals (if applicable) and transferability of the shares underlying such Awards), immediately upon the occurrence of a Change in Control:

(i)any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested shall become fully exercisable and vested;

(ii)the restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable;

(iii)all Stock Units shall vest in full and be immediately settled; and

(iv)the Committee may also make additional adjustments and/or settlements of outstanding Awards (including, without limitation, Cash Incentive Awards) as it deems appropriate and consistent with the Plan’s purposes.

(c)Awards Subject to Section 409A of the Code. Notwithstanding any provision of Section 11(b), unless otherwise provided in the applicable Award Agreement, if any amount payable pursuant to an

Award constitutes deferred compensation (within the meaning of Section 409A of the Code), in the event of a Change in Control, to the extent provided in Section 11(b), any unvested but outstanding Awards shall automatically vest as of the date of such Change in Control and shall not be subject to the forfeiture restrictions following such Change in Control; provided that, in the event that such Change in Control does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code, such Awards (and any other Awards that constitute deferred compensation that vested prior to the date of such Change in Control but are outstanding as of such date) shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change in Control.

SECTION 12.Section 16(b)

To the extent that Section 16 of the Exchange Act is applicable to the Company, the provisions of the Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, to the extent that Section 16(b) is applicable to the Company, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to the Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

SECTION 13.Section 409A of the Code

(a)It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(b)No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(c)If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Except as otherwise determined by the Committee in its sole discretion or as set forth in any applicable Award Agreement or Individual Agreement, such amount shall be paid without interest.

(d)Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, except as otherwise set forth in any applicable Award Agreement or Individual Agreement, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, unless otherwise determined by the Committee in its sole discretion, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the

Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

SECTION 14.Term, Amendment and Termination

(a)Effectiveness. The Plan became effective upon its adoption by the Board upon the closing of the Merger, which occurred on February 10, 2020 (such date, the “Effective Date”).

(b)Termination. The Plan will remain in effect until the tenth anniversary of the Effective Date unless terminated by the Board prior to such date. Awards outstanding as of the date the Plan is terminated shall not be affected or impaired by the termination of the Plan.

(c)Amendment of Plan. Subject to any applicable law or government regulation and to the rules of the Applicable Exchange, the Board may amend, alter, or discontinue the Plan, without the approval of the shareholders of the Company, except that shareholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan; provided, however, that any adjustment under Section 4(c) shall not constitute an increase for purposes of this Section 14(c), or (ii) change the class of Eligible Individuals pursuant to the Plan. No amendment, alteration or discontinuation shall be made which would impair the rights of a Participant with respect to a previously granted Award without such Participant’s written consent, except that, unless otherwise provided in any applicable Award Agreement or Individual Agreement, such an amendment may be made in order to comply with applicable law, tax rules, stock exchange rules or accounting rules.

(d)Amendment of Awards. Subject to the restrictions on “repricing” of Options and Stock Appreciation Rights as set forth in Section 6(c), the Committee may unilaterally amend the terms of any Award theretofore granted, prospectively or retroactively; provided that, except as specifically set forth in the Plan or in any applicable Award Agreement, no such amendment shall, without the Participant’s written consent, impair the rights of such Participant with respect to an Award, except that, unless otherwise provided in any applicable Award Agreement or Individual Agreement, such an amendment may be made in order to cause the Plan or Award to comply with applicable law, tax rules, stock exchange rules or accounting rules.

SECTION 15.Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, however, that, except as the Committee, in its sole discretion, determines to be necessary or desirable to achieve any non-U.S. tax objective, the existence of such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan.

SECTION 16.Minimum Vesting Conditions

Except for certain limited situations (including death, Disability, retirement, a Change in Control, grants to new hires to replace forfeited compensation, grants representing payment of achieved Performance Goals or that vest upon the satisfaction of Performance Goals or other incentive compensation, Substitute Awards, grants to non-employee directors or replacement of previously Outstanding Awards), all Awards granted under this Plan shall be subject to a minimum vesting period of one year (the “Minimum Vesting Condition”); provided, that such Minimum Vesting Condition will not be required on the Initial Series A LTIP Grant, Initial Series B LTIP Grant or Awards covering, in the aggregate, a number of Shares not to exceed 5% of the maximum Share pool limit set forth in Section 4(a) hereof (subject to adjustment as provided in Section 4(c) hereof).

SECTION 17. Clawback of Certain Benefits

All Awards, other than the Initial Series A LTIP Grant and Initial Series B LTIP Grant, shall be subject to reduction, cancelation, forfeiture, or recoupment to the extent necessary to comply with (a) any clawback, forfeiture, or other similar policy as in effect at the time such Award was granted or (b) as required by applicable law or the listing rules of the Applicable Exchange.  Further, the Company may provide in an Award Agreement that if the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award due to a financial restatement, the Participant shall be required to repay any such excess amount to the Company.

SECTION 18.General Provisions

(a)Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b)Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights, restricted stock, stock units, shares, other types of equity-based awards (subject to shareholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(c)No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d)Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for U.S. federal or other income tax purposes (or similar taxes in the applicable non-U.S. jurisdiction) with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes or social security (or similar) contributions of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company and subject to any applicable laws (including any laws that require that such withholding be effected as a repurchase and be permitted only to the extent such a repurchase would be permitted), the Company may require or permit withholding obligations to be settled with Shares, including Shares that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant, and each Participant shall be deemed to have agreed and consented to such deductions. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

(e)Deferral Arrangements. Subject to applicable law, the Committee may from time to time establish procedures pursuant to which a Participant may elect to defer receipt of all or a portion of the cash, Shares or other property subject to an Award all on such terms and conditions as the Committee shall determine.

(f)Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Stock Units Awards, shall only be permissible if sufficient Shares are available under Section 4(a) for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Stock Units shall provide for settlement at the same time as the underlying Restricted Stock or Stock Units in cash and for dividend equivalent reinvestment in further Stock Units on the terms contemplated by this Section 18(f).

(g)Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(h)Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. The Committee may also adopt procedures regarding treatment of any Shares so transferred to a Subsidiary that are subsequently forfeited or canceled.

(i)Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of the Plan are not part of the provisions hereof and shall have no force or effect.

(j)Non-Transferability. Except as otherwise provided by the Committee or as set forth in the applicable Award Agreement, Awards under the Plan are not transferable except by will or by laws of descent and distribution. Notwithstanding the foregoing, in no event may any Award (or any rights and obligations thereunder) be transferred to any third party in exchange for value unless such transfer is specifically approved by the Company’s shareholders; provided that, following vesting, transferability of the LTIP Units and Non-Economic Shares granted in tandem therewith shall be governed by the Operating Agreement, the applicable Award Agreement or, in the case of any Participant who is party to the Shareholder Agreement, the Shareholder Agreement.

(k)Non-Pensionable. Benefits under the Plan shall not be treated as pensionable earnings for purposes of any pension plan maintained by the Company and its Affiliates, unless explicitly provided otherwise in such plan.

(l)Data Protection. By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan. The Company may share such information with any Subsidiary or Affiliate, any trustee, its registrars, brokers, other third-party administrator or any Person who obtains control of the Company or one of its Subsidiaries or divisions.

(m)Right of Offset. Subject to Sections 13(b), 14(c) and 14(d) and except as set forth in any applicable Award Agreement or Individual Agreement, the Company or its Subsidiaries and Affiliates shall have the right to offset, against the obligation to pay amounts or issue Shares to any Participant under the Plan, any outstanding amounts (including, without limitation, travel and entertainment expense, advance account balances, loans, tax withholding amounts paid by the employer or amounts repayable to the Company or its Subsidiaries and Affiliates pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Company or its Subsidiaries and Affiliates and any amounts the Committee otherwise deems appropriate pursuant to any written tax equalization policy or agreement.

(n)Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who reside outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and comply with such legal or regulatory provisions, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or sub-plans as may be necessary or advisable to comply with such legal or regulatory provisions (including to avoid triggering a public offering or to maximize tax efficiency).